                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (Amendment No. ___)

Check the appropriate box:

|X|   Preliminary Information Statement
|_| Confidential, for Use of the Commission only (as permitted by Rule 14c-5(d)(2))
|_| Definitive Information Statement

                            INGEN TECHNOLOGIES, INC.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4)         Date Filed:

                       SCHEDULE 14C INFORMATION STATEMENT


                            INGEN TECHNOLOGIES, INC.
                            35193 AVENUE "A", SUITE-C
                            YUCAIPA, CALIFORNIA 92399
                            TELEPHONE: (800) 259-9622

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.


                              _______________, 2008


Notice of Written Consent in Lieu of Special Meeting

To Shareholders of Ingen Technologies, Inc.:

         This Information Statement is furnished by the Board of Directors of Ingen Technologies, Inc., a Georgia corporation (the "Company" or "Ingen"), to the holders of record at the close of business on June 30, 2008 (the "Record Date") of the Company's outstanding common stock, no par value per share, and Series A Convertible Preferred Stock, no par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         The Company's Board of Directors and shareholders with a majority of the Company's voting power as of the Record Date have authorized a reverse split of the Company's common stock at a rate of one (1) new share for every six hundred (600) existing shares of common stock. There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up.

         The reverse stock split will not be effective until a date that is at least twenty days after the filing and mailing of this Information Statement. This Information Statement will be mailed on or about July ____, 2008, to the Company's stockholders of record.

         The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

/S/SCOTT R. SAND
----------------
Scott R. Sand
Chairman

______________, 2008

                              INFORMATION STATEMENT

         This information statement is being furnished to all holders of the common stock and Series A Convertible Preferred Stock of Ingen as of the Record Date.

         The Board of Directors has recommended and persons owning the majority of the voting power of Ingen have adopted resolutions to effect the above-listed action.

         Ingen will pay the cost of preparing and sending out this Information Statement. It will be sent to shareholders via regular mail along with a copy of Ingen's report on Form 10-KSB and Form 10-QSB for the quarter ended February 29, 2008.

Dissenter's Rights of Appraisal

         Ingen is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Exchange Act and the Official Code of Georgia ("Georgia Code"). No dissenters' rights under the Georgia Code are afforded to the company's shareholders as a result of this action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         As of the Record Date, 303,435,942 shares of common stock were issued and outstanding and 38,275,960 shares of Series A Convertible Preferred Stock were issued and outstanding. Each share of Series A Convertible Preferred Stock is entitled to vote on all matters with holders of the common stock, at a rate of one vote per share. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to the Company, at any time after the date of the issuance into one share of fully paid and non-assessable shares of common stock.

         Only holders of record of the Company's voting stock at the close of business on the Record Date were entitled to participate in the written consent of Company stockholders. Each share of common stock was entitled to one (1) vote for each share of common stock held by such shareholder, and each holder of Series A Convertible Preferred Stock was entitled to vote at a rate of one (1) vote for each share of Series A Convertible Preferred Stock held by such shareholder.

         The Company's Board of Directors and stockholders with a majority of the Company's voting power have approved an amendment to the Company's Articles of Incorporation, as amended and restated, to effect a reverse split of all outstanding shares of the Company's common stock at a ratio of one (1) new share for every six hundred (600) existing shares of common stock, pursuant to which every six hundred (600) issued and outstanding shares of common stock will be combined into one (1) share of common stock. There will be no adjustment to the authorized shares of common stock of the Company and any fractional shares will be rounded up, so that no shareholder shall have less than 1 share after the effectiveness of the reverse split. The Series A Convertible Preferred Stock will not be subject to the reverse split. Further, the conversion rate of the

Series A Convertible Preferred Stock and the voting rights of the Series A Convertible Preferred Stock will not adjust as a result of the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the Record Date, 303,435,942 shares of common stock were issued and outstanding and 38,275,960 shares of Series A Convertible Preferred Stock were issued and outstanding. The following table sets forth certain information regarding beneficial ownership of Ingen's shares as of the Record Date (i) by each person who is known by Ingen to beneficially own more than 5% of its voting securities; (ii) by each of its officers and directors; and (iii) by all of its officers and directors as a group.

         Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this Rule, beneficial ownership includes voting or investment power over a security. Further, securities are deemed to be beneficially owned by a person if the person has the right to acquire beneficial ownership within 60 days of the date of the table pursuant to options, warrants, conversion privileges or other rights.

         Except as otherwise indicated in the footnotes, all information with respect to share ownership and voting and investment power has been furnished to the Company by the persons listed. Except as otherwise indicated in the footnotes and subject to applicable community property laws, each person listed has sole voting and investment power with respect to the shares shown as beneficially owned.


Name and                           Shares of                        Shares of Series A            Total Percentage
Address of                         Common Stock                     Convertible Preferred         of Voting
Beneficial                         Beneficially                     Stock                         Power (4)
Owner (1)                          Owned (2)                        Beneficially
                                                                    Owned (3)
                                   Number              %            Number           %            Number                %

Scott R. Sand, CEO,               158,914,601        52.4%         31,275,960        81.7%        190,190,561          55.7%
Chairman, Director
Thomas Neavitt, CFO,                  618,750          *                   --          --             618,750             *
Secretary                                --
Yong Khoo Sin, Director               300,000          *                   --          --             300,000             *

Christopher A. Wirth,                 630,000          *                   --          --             630,000             *
Director                                 --
Curt A. Miedema, Director             421,250          *                   --          --             421,250             *

Stephen O'Hara, Director              415,000          *                   --          --             415,000             *

John Finazzo, Director              4,400,000                                         1.5%          4,400,000           1.3%

Brad Klearman, Director             1,500,000          *            1,500,000          *

Jeffrey Gleckman                    3,000,000         1.0%          4,000,000        10.5%          7,000,000           2.0%
All officers and directors        167,199,601        55.1%         31,275,960        81.7%        198,475,561          58.1%
as a group (8 persons)

* Less than one percent.

(1) Unless otherwise indicated, the address for each beneficial owner is 35193 Avenue "A", Suite-C, Yucaipa, California 92399. (2) Does not include the Series A Convertible Preferred Stock which is entitled to vote on all matters with holders of common stock.
(3) Each share of Series A Convertible Preferred Stock is entitled to vote on all matters with holders of the common stock. Each share of Series A Convertible Preferred Stock is entitled to 1 vote per share. Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder and subject to a 65 day written notice to the company, at any time after the date of the issuance into one share of fully paid and non-assessable share of common stock.
(4) This column includes the common stock and Series A Convertible Preferred Stock held by each person. Applicable percentages are based on 341,711,902 common and preferred shares outstanding on the Record Date.

TRANSFER AGENT

         The transfer agent of the Company's common stock is Executive Registrar & Transfer, Inc., located at 3615 South Huron Street, Suite 104, Englewood, Colorado 80110, where its telephone number is (303) 783-9055 and its facsimile number is (303) 783-0852.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION-
                               REVERSE STOCK SPLIT

         The Company's Board of Directors and shareholders with a majority of the voting power have approved an amendment to the Company's Articles of Incorporation, as amended and restated, to effect a reverse split of all of the outstanding shares of the Company's common stock at a rate of one (1) new share for every six hundred (600) existing shares of common stock. There will be no change to the authorized shares of common stock of the Company and any fractional shares will be rounded up, so that no shareholder shall have less than 1 share after the effective date of the reverse split. The Company has 750,000,000 shares of common stock authorized. Pursuant to the reverse stock split, the 303,435,942 shares of common stock issued and outstanding on the Record Date will be automatically converted into approximately 505,727 shares of common stock (not taking into account any issuances for fractional shares).

         Upon the effective date, an amendment to the Company's Articles of Incorporation will be filed with the Georgia Secretary of State. The Company will also obtain a new CUSIP number for the common stock at the time of the reverse split. The Company must provide the Over the Counter Bulletin Board at least ten (10) calendar days advance notice of the effective date of the reverse stock split in compliance with Rule 10b-17 under the Exchange Act.

PURPOSE

         The purpose of the reverse split of the Company's common stock is to increase the trading price of its common stock, which may in turn generate greater investor interest in its common stock, thereby enhancing the marketability of its common stock to the financial community. However, in many cases, the market price of a company's shares declines after a reverse stock split.

         In addition, the resulting reduction in the number of issued and outstanding shares of common stock will allow the Company additional authorized but unissued shares to provide for its obligations under certain outstanding note and warrant agreements, as well as shares which could be utilized for future acquisitions or mergers or to otherwise carry out its business objectives. The Company cannot assure you that it will be successful in these efforts.

         In particular, the Company's outstanding obligations include the following:

SECURED CONVERTIBLE NOTES AND WARRANTS

         To obtain funding for its ongoing operations, the Company has entered into Securities Purchase Agreements with several accredited investors on the following dates for the sale of secured convertible notes and warrants:

----------------------- --------------------- -------------------- ----------------- ------------------------
Date of the Agreement   Secured Convertible   Interest             Conversion Price  Warrants
                        Notes Sold            Rate Under the
                                              Agreement
----------------------- --------------------- -------------------- ----------------- ------------------------
June 25, 2006           $1,500,000            6% (15% default      Variable (1)      To purchase up to
                                              interest) per annum                    20,000,000 shares of
                                                                                     common stock at an
                                                                                     exercise price of $.10
                                                                                     per share (subject to
                                                                                     adjustment under the
                                                                                     agreement)
----------------------- --------------------- -------------------- ----------------- ------------------------
March 15, 2007          $450,000              6% (15% default      Variable (1)      To purchase 9,000,000
                                              interest) per annum                    shares of common stock
                                                                                     at an exercise price
                                                                                     of $.06 per share
                                                                                     (subject to adjustment
                                                                                     under the agreement)
----------------------- --------------------- -------------------- ----------------- ------------------------
July 30, 2007           $110,000              6% (15% default      Variable (1)
                                              interest) per annum
----------------------- --------------------- -------------------- ----------------- ------------------------
June 16, 2008           $100,000 (2)          6% (15% default      Variable (1)      To purchase up to
                                              interest) per annum                    20,000,000 shares of
                                                                                     common stock at an
                                                                                     exercise price of
                                                                                     $.001 per share
                                                                                     (subject to adjustment
                                                                                     under the agreement)
----------------------- --------------------- -------------------- ----------------- ------------------------

(1) As set forth in the agreement, the conversion price is 50% of the average of the lowest three trading prices for the common stock during the twenty day period prior to conversion. (2) The agreement calls for the issuance of an aggregate of $500,000 of convertible notes. The remaining $400,000 in convertible notes are to be issued on the final business day of each of the four
(4) months beginning in July 2008 and ending in October 2008. However, either the Company or a majority-in-interest of the buyers under the agreement may terminate their obligations in regard to the purchase of the remaining notes upon thirty (30) days written notice to the other party.

         At the Record Date, the accredited investors held an aggregate of $2,160,000 in Secured Convertible Notes of the Company. These investors also hold warrants representing the right to purchase an aggregate of 49,000,000 shares of common stock. Per the terms of the agreements with the investors, in general, these notes are convertible into the Company's common stock at a conversion price equal to 50% of the market price of the average of the lowest three (3) trading prices for the common stock during the twenty (20) trading day period prior to conversion. On the Record Date, using this formula without any consideration of interest, penalties or any other amounts due, or the 4.99% contractual limitations governing such conversion, the notes are convertible into 8,640,000,000 shares of common stock (based on a conversion price of $.00025). If the price of the Company's common stock should decrease, it would be required to issue substantially more shares, which could cause dilution to its existing shareholders. There is no upper limit on the number of shares that may be issued, which will have the effect of diluting the proportionate equity interest and voting power of the holders of the common stock.

         In connection with the sale of convertible notes, Ingen granted the investors registration rights. Pursuant to the registration rights agreements, the Company was required to file registration statements for the shares underlying the convertible notes and warrants within a specified period of time from the sale of such securities and to have the registration statement declared effective by the Securities and Exchange Commission within another specified period of time. In the event that the Company does not timely file the registration statements or have them declared effective, it is obligated to pay liquidated damages or is subject to an event of default. At the Record Date, the Company did not have an effective registration statement for any of the shares underlying the convertible notes or warrants. Further, under the agreements with the investors, the Company is required to reserve equal to no less than two times the number of shares issuable upon conversion of the notes and the warrants (based on the conversion price of the notes and the exercise price of the warrants in effect from time to time). Failure to do so within a specified time could subject the Company to liquidated damages and/or an event of default under the agreements. As set forth above, the Company does not have enough shares currently authorized to provide for these obligations.

         As a result of this and other obligations under the agreements, the Company may be deemed to have committed an event of default and/or be subject to liquidated damages. The Company has received assurance from counsel for the investors that "You are not in default. We [the investors] have to put you into default and we have not." Shareholders should be aware that if the investors provide written notice of default to the Company in the future, then its liabilities would increase dramatically due to the penalties, reset provisions, and other damages specified in the transaction documents. The increase in liabilities attributed to a notice of default under the transaction documents could exceed its current market capitalization and affect negatively its financial condition The debentures are collateralized by the Company's assets and, in the event it is unable to repay or restructure these debentures, there is no assurance that the holders of the debentures will not institute legal proceedings to recover the amounts owed including foreclosure on the Company's assets.

         The foregoing is solely a general description of the securities purchase agreements and related obligations related to this action, copies of the July 25, 2006 agreements were filed as exhibits to the Company's Form 8-K, filed with the SEC on August 8, 2006, copies of the March 15, 2007 agreements were filed as exhibits to the Company's Form 10-KSB, filed with the SEC on August 29, 2007 and copies of the June 16, 2008 agreements were filed with Form 8-K on ____________.

$75,000 CONVERTIBLE DEBT

         On June 7, 2006, the Company entered into an agreement with an accredited investor for sale of a convertible debenture. The Company received proceeds of $75,000 from the sale of the convertible debenture on June 7, 2006. The debenture is convertible at any time within a three year period into 3,750,000 shares of common stock at $0.02 per share. The debenture carries an interest rate of 6% per annum, which is payable annually. In the event that the debenture is not converted into common stock, any unpaid balance, including interest and the principal, becomes due on May 31, 2009.

OPTIONS AND WARRANTS TO CONSULTANTS; STOCK PLAN

         On January 18, 2007, the Company issued a stock option to a consultant, representing the right to purchase 1,000,000 shares of Series A Convertible Preferred Stock at an exercise price of $0.04 per share, expiring January 18, 2012. Further, on March 31, 2008, the Company issued to a consultant an anti-dilutive warrant granting the holder the right to purchase up to 250,000 shares of common stock at $.50 per share until March 31, 2011. The Company also issued the consultant a convertible promissory note in the principal amount of $37,000. On or before September 1, 2010, the holder may convert the note into shares of the Company's common stock. In all circumstances, the holder shall receive a minimum of 400,000 shares of the Company's common stock. Furthermore, in the event of a reserve stock split, any portion of the unpaid amount of this note may be converted into fully-paid, non-assessable shares of the Company's common stock, at a conversion price equal to $.25 per share.

         In addition, the Company is required to reserve 38,275,960 shares of common stock for conversion of the Series A Convertible Preferred Stock and has authorized 20,000,000 shares of common stock to be reserved under the Company's January 2007 Non-Qualified Stock Plan.

         Other than set forth in regard to the above obligations, there are no other plans, arrangements, commitments or understandings for the issuance of additional shares of common stock available as a result of the reverse stock split.

EFFECTS OF REVERSE STOCK SPLIT

         After the effective day of the reverse stock split, each stockholder will own a reduced number of shares of common stock. Without taking into account the issuance of any common stock to allow for fractional shares, based on the number of shares of common stock outstanding as of the Record Date, after the effective date of the reverse split, there will be approximately 505,727 shares of common stock issued and outstanding. The shares issued pursuant to the reverse stock split will be fully paid and non-assessable. All shares issued as a result of the reverse stock split will have the same par value, voting rights and other rights as the common stock prior to the reverse stock split. Shareholders do not have preemptive rights to acquire additional shares of common stock.

         With the exception of the anti-dilutive warrant to purchase an aggregate of 250,000 shares of common stock at an exercise price of $.50 set forth above, the agreements governing the remaining outstanding warrants to purchase shares of the Company's common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, as a result of a reverse stock split. Subject to the terms of the agreements, on the effective date of the reverse stock split, the exercise price of these outstanding warrants will be increased by 600 and the number of shares issuable upon exercise of such outstanding warrants will be decreased proportionally.

         The outstanding Series A Convertible Preferred Stock and the option to purchase 1,000,000 shares of Series A Convertible will not be subject to the reverse split. Further, the conversion rate of the Series A Convertible Preferred Stock and the voting rights of the Series A Convertible Preferred Stock will not adjust as a result of the reverse stock split. As such, after the reverse, the Series A Convertible Preferred Stock holders may be deemed to control approximately 98.7% of the Company's voting power (without taking into account any other outstanding conversion rights). Post reverse stock split, Scott R. Sand, the Company's Chief Executive Officer and Chairman, will hold 80.6% of the Series A Convertible Preferred Stock.

         The reverse stock split will affect all common stockholders uniformly and will not affect any common shareholders' percentage interest in the common stock of the Company (except for shareholders receiving one whole share for a fractional share interest). However, as a result of the reverse stock split, the common stockholders' voting rights will be dramatically decreased as the conversion rate of the Series A Convertible Preferred Stock and the voting rights of the Series A Convertible Preferred Stock will not adjust as a result of the reverse stock split and therefore, the Series A Convertible Preferred Stock holders may be deemed to control approximately 98.7% of the Company's voting power. As such, common stockholders will own approximately 1.3% of the Company's voting power following the reverse stock split. Another effect of a reverse stock split is to increase the number of authorized, but unissued shares of common stock, which would be available for issuance by the Board of Directors. Issuances of additional common stock or preferred stock convertible into common stock would significantly dilute the ownership position of the Company's stockholders.

         Further, an effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the Articles of Incorporation or bylaws that would have a material anti-takeover effect.

         The Company cannot predict the effect of a reverse stock split upon the market price over an extended period and, in many cases the market value of a company's common stock following a reverse split declines. The Company cannot assure you that the trading price of the Company's common stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of the Company's common stock outstanding as a result of the reverse stock split. Also, the Company cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of its common stock. The trading price of its common stock may change due to a variety of other factors, including the Company's operating results and other factors related to the Company's business and general market conditions.

         Further, as a result of the reverse split, some stockholders may own less than 100 shares of Ingen's common stock. A purchase or sale of less than 100 shares, known as an "odd lot" transaction, may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of common stock.

         No fractional shares of post-reverse split common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

         The Company is not attempting to go "private" by the reverse split. The actual number of shareholders shall remain the same, with no current shareholder having less than one share, after the effectiveness of the reverse split.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The combination of shares of pre-split common stock into one share of post-split common stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-split common stock will be transferred to the post-split common stock.

         THIS DISCUSSION SHOULD NOT BE CONSIDERED AS TAX OR INVESTMENT ADVICE, AND THE TAX CONSEQUENCES OF THE REVERSE SPLIT MAY NOT BE THE SAME FOR ALL SHAREHOLDERS. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS TO KNOW THEIR INDIVIDUAL FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

EFFECTIVE DATE AND EXCHANGE OF STOCK CERTIFICATES

         The reverse stock split will become effective as set forth in the Articles of Amendment filed with the Georgia Secretary of State (at least twenty days after the mailing of this Information Statement) (the "Effective Date"). The effective day for trading purposes of the common stock may be later than the Effective Date as determined by the Financial Industry Regulatory Authority ("FINRA"). On the Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock at a rate of one (1) new share for every six hundred (600) existing shares of common stock. As soon as practical after the Effective Date, the shareholders will be notified that a reverse split has been effected. The Company's transfer agent will act as "exchange agent" for purposes of implementing the exchange of stock certificates. Holders of pre-reverse split shares may surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with a letter of transmittal.

APPROVAL REQUIRED

         Pursuant to the Georgia Code, the approval of a majority of the common stock entitled to vote and the majority of the Series A Convertible Preferred Stock entitled to vote is necessary to approve the amendment to the Articles of Incorporation. Shareholders owning the majority of the common stock entitled to vote and the majority of the Series A Convertible Preferred Stock entitled to vote have consented to this action. A copy of the proposed Amendment to the Articles of Incorporation reflecting the reverse stock split is attached as Exhibit A.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

         Following the reverse split, the holders of the Series A Convertible Preferred Stock will control over 98.7% of the voting power of the Company (without taking into account any other outstanding conversion rights), of which 80.6% will be owned by Scott R. Sand, the Company's Chief Executive Officer and chairman. No director of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

MISCELLANEOUS

         One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such oral or written notice, the Company will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide the Company with such notice, it may be given verbally by telephoning the Company's offices at (800) 259-9622 or by writing the Company at 35193 Avenue "A", Suite-C, Yucaipa, California 92399.

By Order of the Board of Directors
________________, 2008


/s/Scott R. Sand
Scott R. Sand, Chairman

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            INGEN TECHNOLOGIES, INC.


Pursuant to the provisions of the Georgia Business Corporation Code, the undersigned corporation hereby amends its Articles of Incorporation, as amended and restated (the "Articles of Incorporation"), and for that purpose, submits the following statement:

1. The name of the corporation is: INGEN TECHNOLOGIES, INC.

2. The articles of incorporation of Ingen Technologies, Inc. (the "Company") are amended as follows:

         (i) Article Three of the Articles of Incorporation is amended by adding the following paragraph to Article Three:

         "At close of business on the Effective Date (as defined below), of filing of these Articles of Amendment with the Georgia Secretary of State, each six hundred (600) shares of the Company's common stock, no par value, (the "Common Stock") issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock of the corporation and the authorized shares of this corporation shall remain as set forth in the Articles of Incorporation. No fractional shares shall be issued in connection with the foregoing reverse stock split. To the extent that a shareholder holds a number of shares of Common Stock immediately after the Effective Date that is not a whole number, such shareholder shall receive the additional fraction of a share to provide the shareholder a whole share. The outstanding Series A Convertible Preferred Stock will not be subject to the reverse stock split. Further the conversion rate of the outstanding Series A Convertible Preferred Stock and the voting rights of the outstanding Series A Convertible Preferred Stock will not adjust as a result of the reverse stock split. The Effective Date of the Amendment shall be ______________, 2008. The effective date for trading purposes of the Common Stock may be later than the Effective Date as determined by the FINRA."

         (ii) Following the reverse stock split, Article Three of the Company's Articles of Incorporation shall read as follows:

         3.1 The corporation has the authority to issue not more than:


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         (a) Seven Hundred Fifty Million (750,000,000) shares of Common Stock of no par value per share (the "common stock"); and

         (b) Forty Million (40,000,000) shares of preferred stock of no par value per share (the "Preferred Stock") which may be issued in one or more classes or one or more series by the Board of Directors as hereinafter provided.

         3.2 The shares of Common Stock shall be entitled to receive the net assets of the corporation upon dissolution and shall be entitled to one (1) vote per share on all matters and shall be entitled to receive distributions from time to time, from legally available funds, as determined by the board of directors.

         3.3 The shares of Preferred Stock of the corporation may be issued from time to time in one or more classes or one or more series. The Preferred Stock shall have such voting rights, no voting rights, or such special voting rights as the Board of Directors may fix and determine in issuing such stock, and shall have rights to receive cumulative, non-cumulative, or partially cumulative dividends as the Board of Directors shall fix and determine. Moreover, the shares of Preferred Stock shall have such other rights and preferences, including, but not limited to redemption, liquidation preference, conversion, and dilution rights as may be allowed under the Georgia Business Corporation Code and set forth by the Board of Directors in writing and filed with the Georgia Secretary of State at the time such class or series is designated.

         3.4 The corporation designates Forty Million (40,000,000) shares of its Preferred Stock as the Series A Convertible Preferred Stock (the "Series A") with the following rights, preferences and limitations.

         (a) CLASS OR SERIES. The number of shares of Preferred Stock constituting the Series A shall be Forty Million (40,000,000).

         (b) DIVIDENDS. The Series A shall not be entitled to receive any dividends from the corporation.

         (c) REDEMPTION. The corporation shall have the right, but not the obligation to redeem each share of Series A for One Dollar ($1.00) per share.

         (d) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation, each share of Series A shall be entitled to receive from the assets of the corporation One Dollar ($1.00) per share, which shall be paid or set apart before the payment or distribution of any assets of the corporation to the holders of the Common Stock or any other equity securities of the corporation.

         (e) VOTING RIGHTS. Each share of Series A shall be entitled to vote on all matters with the holders of the Common Stock. Each share of Series A shall be entitled to one (1) vote. Further, the holders of the Series A voting as a

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class shall be entitled to elect one person to serve on the corporation's Board of Directors.

         (f) CONVERSION RIGHTS. Each share of Series A shall be convertible, at the option of the holder thereof and subject to notice requirements of paragraph
(f)(i) below, at any time after the date of issuance of such share into one (1) share of fully paid and non-assessable share of Common Stock.

                  (i) Each Series A stockholder who desires to convert into the corporation's Common Stock must provide a 65 day written notice to the corporation of their intent to convert one or more shares of Series A into Common Stock. The corporation may, in its sole discretion, waive the written notice requirement and allow the immediate exercise of the right to convert.

Before any holder shall be entitled to convert, he shall surrender the certificate or certificates representing Series A to be converted, duly endorsed or accompanied by proper instruments of transfer, at the office of the corporation or of any transfer agent, and shall given written notice to the corporation at such office that he elects to convert the same. The corporation shall, as soon as practicable thereafter, issue a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled.

The corporation shall reserve and keep available out of its authorized, but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Series A.

         (g) DILUTION PROTECTION. The shares of Series A shall not be effected by or subject to adjustment following any change to the amount of authorized shares of Common Stock or the amount of Common Stock issued and outstanding caused by any split or consolidation of the corporation's Common Stock.

         (iii) All other provisions of the Articles of Incorporation shall remain in full force and effect.

3. The date of adoption of the amendment by the shareholders was ______________________, 2008.

4. The amendment was duly approved by the shareholders in accordance with the provisions of Code Section 14-2-1003.

Date: ________________
                                              INGEN TECHNOLOGIES, INC.
                                              By: ______________________
                                              Name: Scott R. Sand
                                              Title: Chief Executive Officer and
                                              Chairman of the Board of Directors